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                                FIRST AMENDMENT
                                       TO
                           THIRD AMENDED AND RESTATED
                        THERMADYNE HOLDINGS CORPORATION
                       1994 EMPLOYEE STOCK PURCHASE PLAN

1.       PURPOSE.

         This First Amendment to Third Amended and Restated Thermadyne Holdings Corporation 1994 Employee Stock Purchase Plan (this "Amendment") amends that certain Third Amended and Restated Thermadyne Holdings Corporation 1994 Employee Stock Purchase Plan (the "Plan"). In connection with that certain Agreement and Plan of Merger, dated January 20, 1998, among Thermadyne Holdings Corporation, a Delaware corporation (the "Corporation"), and Mercury Acquisition Corporation, a Delaware corporation, the Board of Directors has determined that it is advisable and in the best interest of the Corporation to amend the Plan as set forth in this Amendment.

2.       AMENDMENT OF SECTION 4(A).

         Section 4(A) of the Plan is hereby amended to read in its entirety as follows:

A. An Eligible Employee of the Corporation or a Subsidiary may participate in the Plan by completing an enrollment agreement ("Enrollment Agreement") and any other necessary documents supplied by the Corporation authorizing payroll deductions to cover the aggregate purchase price of those shares of Common Stock which he intends to purchase pursuant to the terms of the Plan and filing such Enrollment Agreement with the designated officer of the Corporation prior to the start of the Payroll Deduction Period. Such election and authorization shall continue in effect for the entire Payroll Deduction Period; provided, however, that an Eligible Employee shall have the option to decrease (but not increase) his payroll deduction once during the Payroll Deduction Period by filing a new Enrollment Agreement (the "Amended Enrollment Agreement"). The Amended Enrollment Agreement shall become effective on the beginning of the first calendar quarter following the date of filing the Amended Enrollment Agreement with the designated officer of the Corporation.

3.       REFERENCE TO AND EFFECT ON THE PLAN.

                  (a) On and after the date hereof, each reference in the Plan to "the Plan", "hereunder", "hereof", "herein" or words of like import referring to the Plan shall mean and be a reference to the Plan as hereby amended.

                  (b) Except as specifically amended by this Amendment, the Plan shall remain in full force and effect and is hereby ratified and confirmed.